UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2012, the board of directors of Sunrise Senior Living, Inc. (the “Company”) appointed Laura McDuffie, the Company’s then Senior Vice President and Co-Head of Operations, as the Company’s Head of Operations.

Ms. McDuffie, age 44, joined the Company’s Acquisitions Group as an analyst in 2002 and was promoted to Vice President in 2005. In her role as Vice President, Ms. McDuffie participated in several significant acquisitions and recapitalizations and worked closely with the operations team and various capital partners. In January 2010, Ms. McDuffie was promoted to Senior Vice President and Co-Head of Operations. In this role, she oversaw operations for approximately 200 of our communities in North America and the United Kingdom.

Prior to joining the Company, Ms. McDuffie served in a number of accounting, real estate and merger and acquisition roles at Marriott Corp., a hospitality company, Cogent Communications, an internet service provider, and Nextel (Sprint) Communications, a telecommunications company.

From May 2010 to December 2011, Ms. McDuffie served on the board of directors of the Assisted Living Federation of America, a trade association of senior living providers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: March 6, 2012	By:	/s/ Mark S. Ordan
		Name: Title:	Mark S. Ordan Chief Executive Officer